UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 26, 2007

ROYAL CARIBBEAN CRUISES LTD.

(Exact Name of Registrant as Specified in Charter)

Republic of Liberia

(State or Other Jurisdiction of Incorporation)
1-11884	98-0081645

(Commission File Number)	(IRS Employer Identification No.)
1050 Caribbean Way, Miami, Florida	33132

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: 305-539-6000
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

The following information is provided pursuant to Item 2.02 of Form 8-K, “Results of Operations and Financial Conditions” and Item 7.01 of Form 8-K, “Regulation FD Disclosure.”

Item 2.02	Results of Operations and Financial Conditions.

Item 7.01 Regulation FD Disclosure.

On July 26, 2007, Royal Caribbean Cruises Ltd. issued a press release entitled “Royal Caribbean Reports Higher Second Quarter 2007 Earnings.” A copy of this press release is furnished as Exhibit 99.1 to this report. This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any filing of Royal Caribbean Cruises Ltd., whether made before or after the filing of this report, regardless of any general incorporation language in the filing, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits

Exhibit 99.1 – Press release entitled “Royal Caribbean Reports Higher Second Quarter 2007 Earnings” dated July 26, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROYAL CARIBBEAN CRUISES LTD.

Date:	July 26, 2007	By:	/s/ Brian J. Rice

			Name:	Brian J. Rice
			Title:	Executive Vice President and Chief Financial Officer

Exhibit 99.1

Contact: Lynn Martenstein or Greg Johnson

(305) 539-6570 or (305) 539-6153

For Immediate Release

ROYAL CARIBBEAN REPORTS HIGHER SECOND QUARTER 2007 EARNINGS

MIAMI – July 26, 2007 – Royal Caribbean Cruises Ltd. (NYSE/OSX: RCL) today announced net income for the second quarter 2007 of $128.7 million, or $0.60 per share, compared to net income of $122.4 million, or $0.57 per share in 2006. The results were consistent with previous guidance of $0.58 to $0.63 per share. Revenues for the second quarter 2007 increased to $1.5 billion from revenues of $1.3 billion in the second quarter 2006.

The company also announced that the full year earnings guidance is substantially unchanged except for the impact of higher fuel prices. The company does not forecast fuel prices, and, adjusting for current spot pricing, full year 2007 earnings are expected to be $2.75 to $2.85 per share.

Key metrics for the second quarter 2007 on a comparable basis (excluding Pullmantur) were as follows:

•	Net Yields decreased 0.2% compared to the second quarter 2006, consistent with previous guidance of a decrease in a range around 1%.
•	Net Cruise Costs per APCD decreased 4.0%, versus previous guidance of a decrease in a range around 3%. Fuel costs were higher than anticipated, and non-fuel expenses came in lower.
•

Fuel prices increased 8% from the May 1, 2007 levels disclosed previously, with “at-the-pump” fuel prices averaging $443 per metric ton compared to the previously disclosed price of $412 per metric ton.  Fuel prices were $460 per metric ton in the second quarter 2006.

•	Excluding fuel, Net Cruise Costs per APCD decreased 3.2%, versus previous guidance of a decrease in a range around 1%, partly due to the timing of certain marketing and selling expenses.

“Despite continuing pressure from high fuel prices, our second quarter results were consistent with our expectations,” said Richard Fain, chairman and chief executive officer. “The revenue environment has stabilized versus the first quarter, and our cost control initiatives are working well.”

Including Pullmantur, the company’s Net Yields increased 0.9% and Net Cruise Costs per APCD increased 1.1%. Pullmantur’s operating income fell slightly below expectations due to weaker than expected demand for its land tour business during the spring season.

Outlook For The Rest Of The Year

The company provided the following estimates for the full year and third quarter 2007. The “Comparable” estimates exclude Pullmantur, while the “Including Pullmantur” estimates are for the entire combined group.

	Full Year 2007		Third Quarter 2007
		Including		Including
	Comparable	Pullmantur	Comparable	Pullmantur
Capacity	4.6%	12.0%	4.9%	13.2%
Net Yields	≈Flat	2% - 3%	≈Flat	2% - 3%
Net Cruise Costs per APCD	Flat – (1%)	≈5%	Flat – (1%)	5% - 6%
Net Cruise Costs per APCD, excluding Fuel	≈Flat	≈7%	Flat - 1%	≈7%

As previously disclosed, Celebrity Cruises cancelled two 12-night Mediterranean sailings onboard Celebrity Millennium due to damage to the ship's propellers. The cancelled cruises are expected to have a negative impact on earnings of approximately $0.14 per share, which is reflected in third quarter 2007 guidance.

Collectively, the company will have a 12.0% increase in capacity in 2007, driven by Pullmantur, the April delivery of Liberty of the Seas, and a full year of Freedom of the Seas.

“After a relatively slow start to the year, we are encouraged by the stabilized Caribbean pricing environment and the sound demand for our summer seasonal products,” Fain said.

	Second Half 2007	Third Quarter 2007
Fuel Price/Metric Ton (Current)	$486	$486
Fuel Consumption (Metric Tons)	635,000	320,000

Fuel Percentage Hedged (Current)	53%	57%
10% Change in Fuel Price Impact	$12 Million	$6 Million

The company does not forecast fuel prices and its cost guidance for fuel is based on a current “at-the-pump” price of $486 per metric ton. This is higher than the May 1, 2007, figure, and represents a negative impact of $0.17 per share ($0.03, $0.08 and $0.06 in the second quarter, third quarter, and fourth quarter, respectively) versus the company’s previous guidance. Additionally, the company is currently 53% and 57% hedged for the second half of 2007 and third quarter 2007, respectively. A 10% change in the market price of fuel results in $12 million and $6 million changes in fuel costs for the second half of 2007 and third quarter 2007, respectively, after taking into account existing hedges.

	Full Year 2007	Third Quarter 2007
Depreciation and Amortization	$490 to $500 Million	$125 to $130 Million
Interest Expense	$330 to $340 Million	$85 to $90 Million
Earnings Per Share	$2.75 to $2.85	$1.75 to $1.80

Based on these estimates, and assuming that fuel prices remain at today’s level, the company expects its full year 2007 earnings per share to be $2.75 to $2.85, and expects third quarter 2007 earnings per share to be $1.75 to $1.80.

As of June 30, 2007, liquidity was $1.4 billion, comprising $0.2 billion in cash and cash equivalents and $1.2 billion in available credit on the company’s revolving credit agreement.

Projected capital expenditures for 2007, 2008, 2009, 2010, and 2011 are estimated to be $1.3 billion, $1.8 billion, $2.0 billion, $2.2 billion, and $1.0 billion, respectively. Projected capacity increases for the same five years are estimated at 12.0%, 9.5%, 7.7%, 11.5%, and 5.8%, respectively.

The company has scheduled a conference call at 10 a.m. Eastern Standard Time today to discuss its earnings. This call can be heard, either live or on a delayed basis, on the company’s investor relations web site at www.rclinvestor.com.

Terminology

Available Passenger Cruise Days (“APCD”)

APCDs are our measurement of capacity and represent double occupancy per cabin multiplied by the number of cruise days for the period.

Gross Yields

Gross Yields represent total revenues per APCD.

Net Yields

Net Yields represent Gross Yields less commissions, transportation and other expenses and onboard and other expenses per APCD. We utilize Net Yields to manage our business on a day-to-day basis and believe that it is the most relevant measure of our pricing performance because it reflects the cruise revenues earned by us net of our most significant variable costs. We have not provided a quantitative reconciliation of projected Gross Yields to projected Net Yields due to the significant uncertainty in projecting the costs deducted to arrive at this measure. Accordingly, we do not believe that reconciling information for such projected figures would be meaningful.

Gross Cruise Costs

Gross Cruise Costs represent the sum of total cruise operating expenses plus marketing, selling and administrative expenses.

Net Cruise Costs

Net Cruise Costs represent Gross Cruise Costs excluding commissions, transportation and other expenses and onboard and other expenses. In measuring our ability to control costs in a manner that positively impacts net income, we believe changes in Net Cruise Costs to be the most relevant indicator of our performance. We have not provided a quantitative reconciliation of projected Gross Cruise Costs to projected Net Cruise Costs due to the significant uncertainty in projecting the costs deducted to arrive at this measure. Accordingly, we do not believe that reconciling information for such projected figures would be meaningful.

Passenger Cruise Days

Passenger Cruise Days represent the number of passengers carried for the period multiplied by the number of days of their respective cruises.

Occupancy

Occupancy, in accordance with cruise industry practice, is calculated by dividing Passenger Cruise Days by APCDs. A percentage of 100% or higher indicates that three or more passengers occupied some cabins.

Royal Caribbean Cruises Ltd. is a global cruise vacation company that operates Royal Caribbean International, Celebrity Cruises, Pullmantur and Azamara Cruises. The company has a combined total of 35 ships in service and seven under construction. It also offers unique land-tour vacations in Alaska, Asia, Australia, Canada, Europe, Latin America and New Zealand. Additional information can be found on www.royalcaribbean.com, www.celebrity.com, www.pullmantur.es, www.azamaracruises.com or www.rclinvestor.com.

Certain statements in this news release are forward-looking statements. Forward-looking statements do not guarantee future performance and may involve risks, uncertainties and other factors, which could cause our actual results, performance or achievements to differ materially from the future results, performance or achievements expressed or implied in those forward-looking statements. Such factors include general economic and business conditions, vacation industry competition, including cruise vacation industry competition, changes in vacation industry capacity, including over capacity in the cruise vacation industry, the impact of tax laws and regulations affecting our business or our principal shareholders, the impact of changes in other laws and regulations affecting our business, the impact of pending or threatened litigation, the delivery of scheduled new ships, emergency ship repairs, negative incidents involving cruise ships including those involving the health and safety of passengers, reduced consumer demand for cruises as a result of any number of reasons, including geo-political and economic uncertainties, the unavailability of air service, armed conflict, terrorist attacks and the resulting concerns over safety and security aspects of traveling, the impact of the spread of contagious diseases, our ability to obtain financing on terms that are favorable or consistent with our expectations, changes in our stock price or principal shareholders, the impact of changes in operating and financing costs, including changes in foreign currency, interest rates, fuel, food, payroll, insurance and security costs, the implementation of regulations in the United States requiring United States citizens to obtain passports for travel to additional foreign destinations, weather, and other factors described in further detail in Royal Caribbean Cruises Ltd.’s filings with the Securities and Exchange Commission. The above examples are not exhaustive and new risks emerge from time to time. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In addition, certain financial measures in this news release constitute non-GAAP financial measures as defined by Regulation G. A reconciliation of these items can be found on our investor relations website at www.rclinvestor.com.

Financial Tables Follow

(####)

ROYAL CARIBBEAN CRUISES LTD.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in thousands, except per share data)

	Quarter Ended June 30,		Six Months Ended June 30,	
	2007	2006	2007	2006
Passenger ticket revenues	$ 1,066,991	$ 952,907	$ 1,937,407	$ 1,795,170
Onboard and other revenues	414,334	340,077	767,044	644,350
Total revenues	1,481,325	1,292,984	2,704,451	2,439,520
Cruise operating expenses				
Commissions, transportation and other	268,630	228,733	488,315	430,998
Onboard and other	102,169	84,926	168,573	144,778
Payroll and related	142,300	123,427	279,580	240,761
Food	75,797	65,592	148,982	131,292
Fuel	126,081	121,487	243,415	234,230
Other operating	250,552	200,808	478,005	373,048
Total cruise operating expenses	965,529	824,973	1,806,870	1,555,107
Marketing, selling and administrative expenses	193,195	181,744	379,379	354,936
Depreciation and amortization expenses	121,718	102,023	237,676	204,182
Operating Income	200,883	184,244	280,526	325,295
Other income (expense)				
Interest income	6,451	5,741	10,951	7,317
Interest expense, net of interest capitalized	(85,516)	(66,649)	(165,996)	(124,312)
Other income (expense)	6,927	(909)	12,089	33,626
	(72,138)	(61,817)	(142,956)	(83,369)
Net Income	$ 128,745	$ 122,427	$ 137,570	$ 241,926
Earnings Per Share:				
Basic	$ 0.61	$ 0.58	$ 0.65	$ 1.14
Diluted	$ 0.60	$ 0.57	$ 0.64	$ 1.12
Weighted-Average Shares Outstanding:				
Basic	212,633	211,252	212,478	211,312
Diluted	214,157	228,193	214,101	229,438

STATISTICS

	Quarter Ended June 30,		Six Months Ended June 30,	
	2007	2006	2007	2006
Occupancy	106.0%	106.9%	104.9%	106.0%
Passenger Cruise Days	6,403,995	5,746,992	12,433,982	11,321,341
APCD	6,041,961	5,374,078	11,858,007	10,677,648

ROYAL CARIBBEAN CRUISES LTD.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)

	As of	
	June 30, 2007 (unaudited)	December 31, 2006
Assets		
Current assets		
Cash and cash equivalents	$ 212,365	$ 104,520
Trade and other receivables, net	212,685	185,886
Inventories	86,567	76,969
Prepaid expenses and other assets	235,907	134,529
Total current assets	747,524	501,904
Property and equipment - at cost less accumulated depreciation and amortization	12,239,083	11,429,106
Goodwill	741,596	721,514
Other assets	832,099	740,564
	$ 14,560,302	$ 13,393,088
Liabilities and Shareholders' Equity		
Current liabilities		
Current portion of long-term debt	$ 553,473	$ 373,422
Accounts payable	202,650	193,794
Accrued expenses and other liabilities	453,466	408,209
Customer deposits	1,411,817	896,943
Total current liabilities	2,621,406	1,872,368
Long-term debt	5,242,465	5,040,322
Other long-term liabilities	471,181	388,823
Commitments and contingencies		
Shareholders' equity		
Common stock ($.01 par value; 500,000,000 shares authorized; 223,317,844 and 222,489,872 shares issued)	2,233	2,225
Paid-in capital	2,929,469	2,904,041
Retained earnings	3,712,982	3,639,211
Accumulated other comprehensive income (loss)	3,946	(30,802)
Treasury stock (11,006,099 and 10,985,927 common shares at cost)	(423,380)	(423,100)
Total shareholders' equity	6,225,250	6,091,575
	$ 14,560,302	$ 13,393,088

ROYAL CARIBBEAN CRUISES LTD.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited, in thousands)

	Six Months Ended June 30,	
	2007	2006
Operating Activities		
Net income	$ 137,570	$ 241,926
Adjustments:		
Depreciation and amortization	237,676	204,182
Accretion of original issue discount on debt	884	15,759
Changes in operating assets and liabilities:		
(Increase) decrease in trade and other receivables, net	(25,930)	10,856
Increase in inventories	(10,158)	(17,063)
Increase in prepaid expenses and other assets	(112,080)	(63,803)
Increase in accounts payable	7,559	44,648
Increase (decrease) in accrued expenses and other liabilities	76,041	(6,851)
Increase in customer deposits	513,490	369,470
Accreted interest paid on LYONs repurchase	-	(121,199)
Other, net	(1,906)	5,794
Net cash provided by operating activities	823,146	683,719
Investing Activities		
Purchases of property and equipment	(1,030,590)	(830,956)
Purchases of notes from First Choice Holidays PLC	-	(100,000)
Other, net	(10,276)	7,110
Net cash used in investing activities	(1,040,866)	(923,846)
Financing Activities		
Net proceeds from issuance of debt	1,897,780	1,591,215
Debt issuance costs	(10,048)	(8,122)
Repayments of debt	(1,514,686)	(947,512)
Dividends	(66,339)	(63,545)
Proceeds from exercise of common stock options	16,427	22,646
Purchases of treasury stock	-	(164,582)
Other, net	2,593	7,825
Net cash provided by financing activities	325,727	437,925
Effect of exchange rate changes on cash	(162)	-
Net increase in cash and cash equivalents	107,845	197,798
Cash and cash equivalents at beginning of period	104,520	125,385
Cash and cash equivalents at end of period	$ 212,365	$ 323,183
Supplemental Disclosure		
Cash paid during the period for:		
Interest, net of amount capitalized	$ 137,499	$ 227,675

ROYAL CARIBBEAN CRUISES LTD.
NON-GAAP RECONCILING INFORMATION
(unaudited)

Gross Yields and Net Yields were calculated as follows (in thousands, except APCD and Yields):

	Quarter Ended June 30, 2007	Quarter Ended June 30, 2006	Six Months Ended June 30, 2007	Six Months Ended June 30, 2006
Passenger ticket revenues	$ 1,066,991	$ 952,907	$ 1,937,407	$ 1,795,170
Onboard and other revenues	414,334	340,077	767,044	644,350
Total revenues	1,481,325	1,292,984	2,704,451	2,439,520
Less:				
Commissions, transportation and other	268,630	228,733	488,315	430,998
Onboard and other	102,169	84,926	168,573	144,778
Net revenues	$ 1,110,526	$ 979,325	$ 2,047,563	$ 1,863,744
APCD	6,041,961	5,374,078	11,858,007	10,677,648
Gross Yields	$ 245.17	$ 240.60	$ 228.07	$ 228.47
Net Yields	$ 183.80	$ 182.23	$ 172.67	$ 174.55

Gross Cruise Costs and Net Cruise Costs were calculated as follows (in thousands, except APCD and costs per APCD):

	Quarter Ended June 30, 2007	Quarter Ended June 30, 2006	Six Months Ended June 30, 2007	Six Months Ended June 30, 2006
Total cruise operating expenses	$ 965,529	$ 824,973	$ 1,806,870	$ 1,555,107
Marketing, selling and administrative expenses	193,195	181,744	379,379	354,936
Gross Cruise Costs	1,158,724	1,006,717	2,186,249	1,910,043
Less:				
Commissions, transportation and other	268,630	228,733	488,315	430,998
Onboard and other	102,169	84,926	168,573	144,778
Net Cruise Costs	$ 787,925	$ 693,058	$ 1,529,361	$ 1,334,267
APCD	6,041,961	5,374,078	11,858,007	10,677,648
Gross Cruise Costs per APCD	$ 191.78	$ 187.33	$ 184.37	$ 178.88
Net Cruise Costs per APCD	$ 130.41	$ 128.96	$ 128.97	$ 124.96

Net Debt-to-Capital was calculated as follows (in thousands):

	As of June 30, 2007	As of June 30, 2006
Long-term debt, net of current portion	$ 5,242,465	$ 4,171,619
Current portion of long-term debt	553,473	482,870
Total debt	5,795,938	4,654,489
Less: Cash and cash equivalents	212,365	323,183
Net Debt	$ 5,583,573	$ 4,331,306
Total shareholders' equity	$ 6,225,250	$ 5,650,460
Total debt	5,795,938	4,654,489
Total debt and shareholders' equity	12,021,188	10,304,949
Debt-to-Capital	48.2%	45.2%
Net Debt	5,583,573	4,331,306
Net Debt and shareholders' equity	$ 11,808,823	$ 9,981,766
Net Debt-to-Capital	47.3%	43.4%